Exhibit 5.2

June 2, 2009

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel in the Commonwealth of Kentucky (“Kentucky”) to Soltech, Inc., a Kentucky corporation (the “Kentucky Guarantor”), a wholly owned subsidiary of Owens Corning, a Delaware corporation (the “Company”), in connection with the Company’s and the Guarantors’ (as that term is defined below) filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on June 3, 2009, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act. As more particularly described in the Registration Statement, the Company may issue certain debt securities from time to time in one or more series (the “Debt Securities”), under the Indenture (the “Base Indenture”) dated as of June 2, 2009, among the Company, the subsidiaries of the Company described therein as guarantors (“Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) or any other indenture which the Company and the Guarantors identify in a prospectus supplement (the Base Indenture and any other such indenture is referred to as the “Indenture”), which Debt Securities will be guaranteed by the Kentucky Guarantor.

In rendering the opinions expressed below, we have examined and relied upon (i) a copy of the Registration Statement delivered to us by counsel to the Company; (ii) a copy of the Indenture delivered to us by counsel to the Company; (iii) a copy of the Articles of Incorporation of the Kentucky Guarantor, as certified by the Secretary of State of Kentucky on May 29, 2009 (the “Articles of Incorporation”), (iv) a Certificate of Existence for the Kentucky Guarantor, as issued by the Secretary of State of Kentucky on June 1, 2009 (the “Certificate of Existence”); (v) a copy of the by-laws of the Kentucky Guarantor (the “Bylaws”), as certified by the Secretary of the Kentucky Guarantor, and (vi) a copy of all proceedings, actions and resolutions of the board of directors of the Kentucky Guarantor relating to the Registration Statement and the Indenture. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. Without independent investigation, we have relied upon and assumed the accuracy and completeness of (i) certificates and statements of officers of the Kentucky Guarantor as to factual matters, (ii) corporate records provided to us by such officers, (iii) certificates, copies and other documents obtained from public officials, and (iv) the representations and warranties contained in the Registration Statement as to factual matters.

Owens Corning

June 2, 2009

We also have assumed without investigation that (i) the Registration Statement has been duly authorized, executed and delivered by all parties to the Registration Statement and the Indenture other than the Kentucky Guarantor; (ii) the Registration Statement is enforceable in accordance with its terms against all the parties to the Registration Statement (including the Kentucky Guarantor); and (iii) the Kentucky Guarantor’s execution, delivery or performance of the Registration Statement will not breach, violate, conflict with or constitute a default under any agreement (other than the Registration Statement), contract or obligation of the Kentucky Guarantor. We have further assumed, without investigation, the receipt or making of any consent, approval, order or authorization of, and the effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution, delivery and filing of the Registration Statement or the Indenture or the consummation of the transactions contemplated thereby.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth in this opinion (the “Opinion”), we are of the opinion that:

1. The Kentucky Guarantor is a corporation duly incorporated and, based solely on the Certificate of Existence validly existing under the laws of Kentucky.

2. The Kentucky Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Registration Statement.

3. The Kentucky Guarantor has authorized the (i) execution and delivery of the Indenture and (ii) performance by the Kentucky Guarantor of its obligations under the Indenture.

4. The Registration Statement has been duly authorized, executed and delivered by the Kentucky Guarantor.

Our opinions are limited by and subject to the following:

(a) This Opinion is limited to the laws of Kentucky, and we express no opinion concerning the laws of any other jurisdiction or whether such laws may apply, under a conflict of laws analysis or otherwise. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. We express no opinion as to the enforceability of the Registration Statement or the Indenture.

(b) This Opinion relates solely to matters existing as of the date of this Opinion, and we disclaim any obligation to update this Opinion for events occurring after this date.

This Opinion is for your benefit in connection with the transactions contemplated by the Registration Statement and the Indenture and may be relied upon only by you and other persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the

Owens Corning

June 2, 2009

category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ STITES & HARBISON PLLC